THE INTERLAKE CORPORATION            EXHIBIT 10.5

                FIRST AMENDMENT TO KEY EXECUTIVE RETENTION PROGRAM

                                 December 1, 1995

     The Key Executive Retention Program (the "Program"), approved and adopted by the Board of Directors of The Interlake Corporation on February 23, 1995, is amended as of the date stated above, as follows. All capitalized terms are used as defined in the Program.

     1. The Program be and it hereby is amended to provide that, with respect to the participants in the Program who have not received stock awards under the Program prior to the date hereof (the "all-cash participants"), the Compensation Committee may, in its sole discretion, with respect to the 1996 portion of any vested awards, authorize the payment of a portion of such awards in shares of capital stock of the Corporation, such shares being valued for such purpose at $1.00 or more per share as determined by the Compensation Committee in its sole discretion.

     2. The Program be further amended to provide that, with respect to the all-cash participants, the Compensation Committee may, in its discretion, with respect to the 1996 portion of any vested awards, in addition to or in lieu of any authorization of payment of a portion of any award in stock, authorize that the cash amount of such awards be adjusted to reflect the total value of such award had a portion of such award been issued in shares of capital stock at a valuation set by the Compensation Committee.

     3. The officers of the Corporation be, and they hereby are, authorized to take all steps necessary to effect such amendments to the Program.


                             CERTIFICATE OF ADOPTION

     The undersigned officer of The Interlake Corporation certifies that the above First Amendment to Key Executive Retention Program was adopted by the Board of Directors of The Interlake Corporation on December 1, 1995.

                              THE INTERLAKE CORPORATION


                              By: _____________________________
                                   Stephen R. Smith
                                   Vice President, Secretary and General
                                   Counsel